EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of J.Crew Group, Inc. and J.Crew Operating Corp. (collectively, the “Company”) on Form 10-K for the period ended January 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Millard S. Drexler, Chief Executive Officer of the Company, and James S. Scully, Executive Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 24, 2006

/s/ MILLARD S. DREXLER
Millard S. Drexler
Chief Executive Officer

/s/ JAMES S. SCULLY
James S. Scully
Executive Vice-President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.